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                                                                   EXHIBIT 10.20

                         MODIFICATION AND AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                               (LOCATION SPECIFIC)


REFERENCE DATE:      January 19, 2000

PARTIES:             Nancy Inez Gorshe ("EMPLOYEE")

and                  Assisted Living Concepts, Inc. ("COMPANY")
                     11835 NE Glenn Widing Drive, Building E
                     Portland, Oregon 97220-9057

                                    RECITAL:

       Employee and Company entered into that certain Employment Agreement dated February 3, 1998 (the "AGREEMENT"), which provides for an expiration date of February 3, 2000. Thereafter, the Board of Directors of Company promoted Employee to Senior Vice President of Community Relations (the "NEW POSITION"), and on November 30, 1999, the Compensation Committee approved the modifications and amendments to the Employment Agreement set forth herein.

       NOW, THEREFORE, for valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

                                   AGREEMENTS:

       1. Employee and Company hereby agree to modify and amend the Employment Agreement as follows:

              (a) Delete SECTION 1.1 in its entirety and insert:

                     1.1 Employment. Effective on the Commencement Date of February 3, 1998, Assisted Living Concepts, Inc. ("ALC") or one of its Affiliated Companies (defined below) hereby agrees to employ Employee, and Employee hereby agrees to serve the Company, on the terms and conditions of this Agreement. Such employment shall be for the initial term of two (2) years, with an automatic rollover at the end of each year from and after the Commencement Date for an additional year unless terminated by the Company by its providing written notice of such termination to Employee within ninety (90) days prior to the anniversary of the Commencement Date (in which event Employee shall have one year remaining until the termination of this Agreement, unless terminated earlier pursuant to Section 6 hereunder). For example, in the event that Employee were an employee of the Company on March 15, 2000 and the Company were not to have provided written notice to Employee between December 15, 1999 and March 15, 2000 that Employee's employment would terminate on March 15, 2001, then the term of this Agreement would automatically rollover an additional year to March 15, 2002 from March 15, 2001. On the other hand, if


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       the Company were to provide written notice to Employee of the termination of this Agreement within 90 days prior to the anniversary date of March 15, 2000, then this Agreement would terminate on March 15, 2001 (unless terminated earlier pursuant to Section 6 hereunder), and there would be no automatic rollover.

For purposes of this Agreement, "AFFILIATED COMPANIES" shall mean an entity controlling, controlled by, or under common control with ALC, and shall include a corporation which acquires the stock of ALC, should a merger occur.

              (b) Delete the last sentence of SECTION 1.2 and insert:
"Employee's position and duties may change from time to time during the term of this Agreement. Such change might include, without limitation, Employee's place of work being relocated at the discretion of the party to whom Employee reports, provided that the position qualifies as Comparable Employment within the meaning of that term, as defined in SECTION 6.2(b)."

              (c) Delete SECTION 6.2(b), in its entirety and insert: "WITHOUT CAUSE. In the event of the termination of the employment of Employee by the Company without cause and without the Company offering Comparable Employment (defined below) prior to the expiration hereof, Employee shall be paid an amount equal to that set forth in SCHEDULE 6.2(b), which is attached hereto and incorporated herein by this reference (the "SEVERANCE AMOUNT"), and such Severance Amount shall be paid in a lump sum within 60 days after the effective date of the termination of employment; provided, however, that if Employee is offered Comparable Employment with ALC or an Affiliated Company and refuses to accept the offer of Comparable Employment, then the Company shall have no obligation whatsoever to pay the Severance Amount. Likewise, if Employee is offered and accepts a position with the Company which is Comparable Employment, the Company shall have no obligation whatsoever to pay any Severance Amount due to such change; however, this Agreement shall remain in full force and effect until its expiration or earlier termination after such change to Comparable Employment. "COMPARABLE EMPLOYMENT" shall mean employment with ALC or an Affiliated Company in a position that is: (i) not materially different in level of responsibility or duties; (ii) at the same or higher salary level; (iii) with the same or similar title or rank; and (iv) which is to be based within a 20-mile radius of the location of Employee's prior position with the Company."

              (d) Revise "comparable employment" in SECTION 6.4 to "Comparable Employment."

              (e) Amend the Agreement with the attached SCHEDULE 6.2(b) reflecting the Severance Amount.

       3. FULL FORCE AND EFFECT. Except as modified and amended herein, the Agreement shall remain in full force and effect. In the event of any inconsistency between this Modification and Amendment Agreement (this "MODIFICATION") and the Agreement, this Modification shall prevail.

       DUE TO THIS MODIFICATION BEING "LOCATION SPECIFIC," EMPLOYEE MUST COMPLETE "WORK LOCATION" SET FORTH BELOW IN ORDER FOR THIS MODIFICATION TO BE EFFECTIVE.


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        IN WITNESS WHEREOF, the parties hereto execute this Modification on the date below written.


                                        "EMPLOYEE"

Date: 19 January, 2000                  /s/ Nancy Inez Gorshe
                                        ----------------------------------------
                                        Nancy Inez Gorshe

                                        Present Position:
                                        Senior Vice President of Community
                                        Relations

                                        Work Location:
                                        11835 NE Glenn Widing Drive, Building E
                                        Portland, Oregon 97220-9057


                                        "COMPANY"
                                        ASSISTED LIVING CONCEPTS, INC.


Date: 19 January, 2000                  By: /s/ Keren Brown Wilson
                                           -------------------------------------
                                           Keren Brown Wilson
                                           Chief Executive Officer and President


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                                 SCHEDULE 6.2(b)

              The Severance Amount shall be calculated as follows:


Employee's Annual Salary (as of the date of termination) x 24 (months) = $______
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